File No. 333-38510

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

VIRGINIA ELECTRIC AND POWER COMPANY
(Exact name of registrant as specified in its charter)

Virginia	54-0418825
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

701 East Cary Street
Richmond, Virginia 23219
(804) 819-2000
(Address of registrant's principal executive offices, including zip code)

Patricia A. Wilkerson, Vice President and Corporate Secretary
Virginia Electric and Power Company
701 East Cary Street,
Richmond, Virginia 23219
(804) 819-2000
(Name, address, including zip code, and telephone number, including area code, of agent of service)

DEREGISTRATION

In 2000, Virginia Electric and Power Company (the Company) registered $1,500,000,000 of debt and equity securities under Registration Statement No. 333-38510 on Form S-3. The offerings under this Registration Statement have been completed and the Company hereby deregisters $25,000,000 of securities registered under Registration Statement No. 333-38510 that remain unsold as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933 and in accordance with Rule 478 thereto, the registrant has duly caused this Post-Effective Amendment No. 1 to Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, the Commonwealth of Virginia, on the 2nd day of December 2005.

VIRGINIA ELECTRIC AND POWER COMPANY
By: /s/ Patricia A. Wilkerson Patricia A. Wilkerson Agent for Service